UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2008

ACTIVISION BLIZZARD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15839	95-4803544
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard Santa Monica, CA		90405
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 255-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 15, 2008, Activision Blizzard, Inc. (the “Company”) amended its Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 1,200,000,000 shares to 2,400,000,000 shares, and the total number of shares that the Company has the authority to issue to 2,405,000,000 shares, of which 5,000,000 shares are designated as preferred stock.

The Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01               Other Events.

On August 15, 2008, the Company issued a press release announcing the record and payment dates for the previously announced two-for-one stock split of its outstanding shares of common stock to be effected in the form of a common stock dividend to stockholders of record as of August 25, 2008, payable on September 5 2008.  The press release is attached hereto as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Activision Blizzard, Inc.

99.1	Press Release dated August 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACTIVISION BLIZZARD, INC.

Date: August 15, 2008	By:	/s/ George L. Rose
	Name:	George L. Rose
	Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Activision Blizzard, Inc.

99.1	Press Release dated August 15, 2008